EXHIBIT 10(v)
                                      LEASE
                                      -----

     THIS LEASE is made 20th day of July, 2001 by and between GASKI LEASING, Co., a Connecticut corporation with its principal place of business at Bristol, Connecticut, hereinafter "Landlord" and Startech Environmental Corporation, a corporation with its principal place of business at 15 Old Danbury Road, Wilton, CT 06897, hereinafter "Tenant".

In consideration of the mutual promises contained herein Landlord and Tenant agree as follows:

     1. Property - Landlord agrees to lease and Tenant agrees to rent: The 30,000 square feet of property located at, and known as, the North East Section of 545 Broad Street, Bristol, Connecticut, hereinafter "the premises" or "subject premises".

     2. Term - This Lease shall be for a term of three (3) year(s) commencing on August 1, 2001 and expiring on July 31, 2004.

     3. Rent - Tenant shall pay Landlord rent at the rate of $1,875.00 per month on the first day of each month commencing on August 1, 2001 through January 1, 2002; $3,750.00 per month on the first day of each month commencing on February 1, 2002 through July 1, 2002; and $5,625.00 per month on the first day of each month commencing on August 1, 2002 through July 1, 2004. This lease shall expire on July 31, 2004. In the event that Tenant is more than ten (10) days late in making any rental payment, Tenant shall pay a late charge in the amount five percent (5%) of said monthly installment. In addition, Tenant shall pay interest at the rate of one and one-half percent (1 1/2%) per month on any rental payment that is in excess of thirty (30) days late.

     4. Quiet Enjoyment - Landlord covenants with Tenant that is has good right to lease the subject premises and that it will suffer and permit Tenant to occupy, possess, and enjoy said premises during the term of this Agreement without hindrance or molestation from it or any person claiming by, from or under it.

     5. Default - A. it is further agreed that if the said rent shall remain unpaid ten (10) days after the same shall become payable as aforesaid, or if the said Tenant shall assign this Lease, or underlet or otherwise dispose of the whole or any part of said demised premises, or use the same for any purpose but that hereinbefore authorized or make any alteration therein without the consent of the Landlord, in writing, or shall commit waste or suffer the same to be committed on said premises, or injure or misuse the same, then this Lease shall thereupon, by virtue of this express stipulation therein expire and terminate, and the Landlord may, at any time thereafter, re-enter said premises, and the same have and possess as of its former estate, manner prescribed by the statute relating to summary process; it being understood that no demand for rent, and no re-entry for condition broken, as at common law, shall be necessary to enable the Landlord to recover such possession pursuant to said statute relating to summary process, but that all right to any such demand, or any such re-entry is hereby expressly waived by the said Tenant.

          B. In the event of default by the Tenant, the Landlord shall be entitled to collect from Tenant all costs to Landlord necessitated by such default including all court costs and reasonable attorney's fee, all costs of re-entering, reletting, cleaning and repairing the subject property.

     6. Utilities and Services - Tenant shall be exclusively responsible for payment of all utilities and services (including but not limited to rubbish removal) in connection with the tenant's use of the subject premises. Landlord will be responsible for the repairs and maintenance to the heating/cooling, electrical and plumbing systems.

     7. Tenant's Compliance with All Laws and Regulations - Tenant shall comply with, and conform to all the Laws of the State of Connecticut, and the by-laws, rules and regulations of the City and Town within which the premises hereby leased are situated, relating to health, nuisance, fire, highways and sidewalks, so far as the premises hereby leased are, or may be concerned; and to save the Landlord harmless from all fines penalties and costs for violation of or non-compliance with the same. Tenant will comply with all such rules and regulations promulgated by Landlord from time to time.

     8. Condition of Premises - Tenant has examined the subject premises and is satisfied with its condition, subject to those terms and conditions contained in Paragraph 20. Tenant agrees to keep the subject premises in as good condition as it is on this date, reasonable wear excepted. When Tenant vacates the premises it shall be in broom clean condition.

     9. Modification or Alterations of Premises - Tenant will make no modifications or alterations to the premises without the Landlord's prior written consent.

     10. Assignment and Sublease - Tenant may not assign or sublet the premises or any portion thereof without Landlord's prior written consent which consent will not be unreasonable withheld or delayed.

     11. Entry by Landlord - Landlord may enter the premises at reasonable times to provide services or to inspect, repair, improve or show it. Landlord will give Tenant reasonable notice of such entry. Landlord may enter the premises without Tenant's consent in case of emergency.

     12. Holding Over - This Lease cannot be renewed without Landlord's written consent. If Landlord allows Tenant to remain after the term of this Lease without signing a written Lease, such continued possession will be on a month-to-month bases.

     13. Fire or Other Casualty - In the event the premises are completely or partially destroyed by fire or other casualty preventing the reasonable use of said premises, Landlord may terminate this Lease. Rent shall be prorated from the date of such destruction.

     14. Subordination - This Lease is subject and subordinate to any present and any future mortgages or security instruments on the premises. Tenant, immediately upon Landlord's request, will sign any documents necessary to give this provision effect.

     15. Insurance - At all times during the term of this Lease, Tenant will carry public liability insurance and other casualty insurance on the premises in face amounts acceptable to Landlord. Tenant will also carry insurance to protect any fixtures or times of personal property located in the premises.

     16. Liability of Landlord - Landlord shall not be liable for any injury to person or property arising from occurrences in the premises unless such injuries are the result of Landlord's negligence. Landlord shall not be liable for any damage to any fixtures or items of personal property located in the premises. Tenant agrees to indemnify and hold harmless Landlord, from any liability arising from injuries to persons or property in the premises unless such injuries are the result of Landlord's negligence.

     17. Repairs and Replacement - Landlord will be responsible for any structural repairs to the premises, as well as repairs and replacements for all building systems and services.

     18. Condemnation - In the event of any total or partial condemnation of the property, which prevents the reasonable use of the premises, either Landlord or Tenant may terminate this Lease.

     19. Construction - This Lease will be governed and construed pursuant to the laws of the State of Connecticut.

     20. Other Provisions -

     a. The Landlord agrees that, prior to August 1, 2001, it will erect a separating barrier/wall to partition the lease premises that is the subject of this lease from any other space that exists within the building.

     b. The Landlord will have the subject premises professionally cleaned prior to August 1, 2001. This cleaning will include the open area, office space and bathroom.

     c. Landlord will provide occupancy to the Tenant on August 1, 2001 with all systems and fixtures, including electrical heating/cooling and plumbing in good working order.

     d. The Landlord agrees to indemnify and hold Tenant harmless for any and all pre-existing harmful conditions, including but not limited to, environmental problems, that existed prior to August 1, 2001, or that result from activities that took place prior to August 1, 2001.

     e. Up until three (3) months prior to the end of this lease, the Tenant shall have the right to renew this lease for an additional three (3) year term at a rental price of five (5) percent more than the final rental payment due and payable on July 1, 2002.



           Date at Bristol, Connecticut this 20th day of July, 2001.

Signed, sealed and delivered In the presence of:

____________________________________        LANDLORD: GASKI LEASING, CO.


____________________________________        BY: /S/ Henry Gaski
                                                ------------------
                                                       ITS

                                            TENANT:


____________________________________        Startech Environmental Corp
                                            ---------------------------
                                            /S/ Joseph F. Longo